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                                                                    EXHIBIT 23.1


ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS

__________________________________
500 - 330 St. Mary Avenue
Winnipeg, Manitoba R3C 3Z5
204 942 6541 Telephone
204 956 0830 Facsimile


May 11, 1998




To: The Securities and Exchange Commission



Dear Sir/Madam:

As independent public accountants, we hereby consent to the use of our report dated March 27, 1997 and to all references to our Firm included in or made part of Sterling Chemicals Holdings, Inc.'s Form 8-K/A Amendment No. 2 to Current Report dated July 10, 1997.


Yours very truly,




"ARTHUR ANDERSEN & CO."